UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 12, 2007, the Board of Directors (the “Board”) of the general partner of MarkWest Energy Partners, L.P. (the “Partnership”), approved and adopted the 2008 long-term incentive plan (“2008 LTIP”).  The 2008 LTIP has an effective date of January 1, 2008 and a term of ten (10) years.

The purpose of the 2008 LTIP is to allow the Partnership to continue to attract and retain highly qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve the general partner, the Partnership and their affiliates.  The 2008 LTIP provides for grants of phantom units, restricted units, unrestricted units, and distribution equivalent rights.  Any of these awards may be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  The number of Partnership common units reserved for issuance under the 2008 LTIP will be 2.5 million.  There are currently no participants in the 2008 LTIP.  Future awards under the 2008 LTIP will be subject to the discretion of the compensation committee of the general partner of the Partnership.

The 2008 LTIP is subject to, and will be submitted  for approval by the Partnership’s unitholders within 12 months of its adoption by the Board.   A meeting of the unitholders to consider and vote upon the approval of the 2008 LTIP will be held at such date, time and place as yet to be designated by the Board.

ITEM 8.01             OTHER EVENTS.

The information filed in Item 5.02 above is incorporated by reference herein.

Cautionary Statements

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the Agreement and Plan of Redemption and Merger that was announced on September 5, 2007. Investors and security holders are urged to read such documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the Agreement and Plan of Redemption and Merger transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the Agreement and Plan of Redemption and Merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at (866) 858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: October 17, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer